UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

September 6, 2005

Date of Report (Date of earliest event reported)

Commission File Number: 0-22723

-----------------------------------

AMERICAN PETRO-HUNTER INC.

(Exact name of registrant as specified in its charter)

Nevada                                                                                                       98-0171619

(State or other jurisdiction of                                                                    (I.R.S. Employer

 incorporation or organization)                                                                   Identification No.)

205- 16055 Fraser Highway, Surrey, B.C., Canada V3S 2W9

(Address of principal executive offices)

(604) 507-2181

(Issuer's telephone number, including area code)

if changed since last report)

Item 4.01. Changes in Registrant's Certifying Accountant

(a)        Summary of Change in Accountants

American Petro-Hunter, Inc. (the "Company") engaged Ernst & Young LLP (Canada) ("Ernst & Young") to replace Moore Stephens Ellis Foster Ltd. ("Ellis Foster"), Chartered Accountants, as the Company's public certifying accountant effective on September 6, 2005 (the "Engagement Date").  Ellis Foster advised the Company that Ellis Foster and Ernst & Young entered a transaction under which certain assets of Ellis Foster were sold to Ernst & Young and the professional staff and partners of Ellis Foster joined Ernst & Young either as employees or partners of Ernst & Young and carried on their practice as members of Ernst & Young.  Ernst & Young will conduct SAS No. 100 reviews of the Company's quarterly financial statements and audit the Company's annual financial statements for the year ending December 31, 2005.

(b)        Resignation of Ellis Foster

Ellis Foster audited the Company's financial statements for the Company's most recent fiscal years ended December 31, 2004.  Morgan & Company audited the Company's financial statements for the fiscal year ended December 31, 2003.  The Company engaged Ernst & Young to act as its principal auditing firm following the resignation of Ellis Foster.  The Company's board or directors approved the change in certifying accountant.

The change in certifying accountant was not related to any matter concerning the Company, including the Company's selection or application of accounting policies or judgments, the scope of audit, internal controls or integrity of management.

During the Company's most recent fiscal year ended December 31, 2004 and the subsequent interim period through the Engagement Date, there were no disagreements with Ellis Foster on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Ellis Foster would have caused them to make reference to the subject matter of their disagreement in their report.

During the Company's most recent fiscal year ended December 31, 2004 and the subsequent interim period through the Engagement Date, there were no reportable events as such term is defined by paragraph (a)(1)(iv) of Item 304 of Regulation S-K promulgated by the Securities and Exchange Commission.

The report of Ellis Foster accompanying the audit for the Company's most recent fiscal year ended December 31, 2004 did not contain any adverse opinion or disclaimer or opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles.

The Company provided Ellis Foster with a copy of the above disclosures, and Ellis Foster has furnished a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made by the Company and, if not, stating the respects in which it does not agree. A copy of such letter is attached as an Exhibit to this Form 8-K.

(c)        Appointment of Ernst & Young

On September 6, 2005, the Company's board or directors engaged Ernst & Young as the company's public certifying accountant. As to the Company's two most recent fiscal years or subsequent interim period, the Company did not consult Ernst & Young regarding the application of accounting principles to a specific transaction, either completed or contemplated, or the type of audit opinion that might be rendered on the Company's financial statements, nor did Ernst & Young provide advice to the Company, either written or oral, that was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue.  Further, during the Company's two most recent fiscal years or subsequent interim period, the Company did not consult Ernst & Young on any matter that was the subject of disagreement or a reportable event.

Item 9.01.    Financial Statement and Exhibits

     (c) The following documents are filed herewith as exhibits:

         Exhibit 16.2 - Letter from Morgan dated September 8, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 8, 2005

AMERICAN PETRO-HUNTER INC.

/s/ Patrick A. McGowan

Patrick A. McGowan

Chief Executive Officer

Exhibit 16.2

MOORE STEPHENS

ELLIS FOSTER LTD.

         CHARTERED ACCOUNTANTS

1650 West 1st Avenue

Vancouver, BC, Canada V6J 1G1

Telephone:  (604) 737-8117  Facsimile (604) 714-5916

____________________________________________________________________________________________________________________________________________

September 8, 2005

Securities and Exchange Commission

Washington, D.C. 20549

Ladies and Gentlemen:

We were previously the independent registered public accounting firm for American Petro-Hunters Inc. (the "Company") and, under the date of March 24, 2005, we reported on the financial statements of American Petro-Hunters Inc. as of and for the year ended December 31, 2004.  On May 3, 2005, our appointment as the independent registered public accounting firm was terminated.  We have reviewed  American Petro-Hunters Inc.'s statements included under Item 4.01 of its Form 8-K dated September 8, 2005, and we agree with the statements contained therein, except that we are not in a position to agree or disagree with the Company's statements that the change was approved by the Board of Directors.

Yours truly,

/s/ Moore Stephens Ellis Foster Ltd.

Chartered Accountants

David Kong

Direct Line: 604-648-3615